NIVS Announces 2010 Third Quarter Results

•	Net sales increase 59.7% compared to third quarter 2009
•	Company reports third quarter net income of $6.0 million or $0.12 per diluted share

Huizhou, Guangdong, China, November 4, 2010 – NIVS IntelliMedia Technology Group, Inc. (“NIVS” or the “Company”) (NYSE Amex: NIV), a consumer electronics company that designs, manufactures and sells intelligent audio and visual products and mobile phones, announced today that sales for the third quarter ended September 30, 2010 were $84.5 million, an increase of $31.6 million or 59.7%, from $52.9 million in the same period last year. Net sales for the nine months ended September 30, 2010 were $236.3 million, an increase of $113.0 million or 92%, from $123.1 million in the same period last year.

Income from operations for the third quarter ended September 30, 2010 was $8.2 million, an increase of $1 million, or 13.3%, from $7.2 million in the prior year period.  For the nine month period ended September 30, 2010, the Company reported income from operations of $23.9 million, an increase of $7.4  million, or 45.3%, from $16.4 million in the same period last year .

For the third quarter ended September 30, 2010, the Company reported net income of $6.0 million, or $0.12 per diluted share, an increase of $500 thousand, or 7.6% from $5.5 million in the same period last year .  The EPS in the 2009 third quarter was $0.14 per diluted share.  The decrease in the September 30, 2010 EPS can be attributed to the increased operating expense in the quarter due to the non-cash cost of amortization, stock based compensation – a new cost to the Company, and to the Company’s increase in diluted shares outstanding as a result of the Company completing a common share stock offering in April of this year.  For the nine months ended September 30, 2010, the Company reported net income of $17.9  million, or $0.40  per diluted share, an increase of $5.4 million, or 43.0%, compared to $12.5  million, or $0.31  per diluted share, during the same period last year .

Mr. Tianfu Li, NIVS’ Chairman and CEO, said, “We were very busy during the third quarter of this year.  Among other things we completed delivery of our 3-G Android mobile phone to the World Expo.  We’re also awaiting approvals from both China Mobile and China Unicom as approved suppliers and if approved, we expect that such designation will further enhance the overall  performance of our mobile phone business.  We were also recognized by GOME Electrical Appliances Holding for contributing 12% to their top line from the sales of the NIVS computer peripheral speaker.  As a result of these and other developments our sales and net income remained robust and we’re confident that for the balance of the year we will achieve the financial results for which we’ve previously provided guidance.”

Liquidity and Capital Resources

The Company had an unrestricted cash balance of approximately $23.8 million as of September 30, 2010, as compared to $5.9 million as of December 31, 2009. In addition, the Company also had approximately $2.2  million in restricted cash as of September 30, 2010, as compared to $4.8 million as of December 31, 2009.  The Company received $21.9 million of net proceeds from its secondary offering which went effective on April 19, 2010.

The Company had bank loans of approximately $70 million and $51.7 million, as of September 30, 2010 and December 31, 2009.

Net cash provided by operating activities was $4.2 million for the three months ended September 30, 2010, compared to net cash provided by operating activities of $3.4 million for the third quarter of 2009.

Accounts receivable increased to $50.0 million for the three months ended September 30, 2010, from $33.2 million at December 31, 2009, while days sales outstanding was 60 days for third quarter 2010 compared to 77 days for third quarter 2009.

Business Outlook

The Company’s financial position remained consistent and strong during the third quarter as the Company’s mobile phone products continued to gain acceptance and brand recognition.  The Company believes that these and other established Company fundamentals will contribute to the Company’s continued rapid growth in 2010.

For the remainder of 2010, the Company intends to continue its strong marketing and new product launch momentum, and will remain focused on executing the goal of becoming China’s preeminent integrated consumer electronics company.  The Company intends to further enhance its income statement by focusing on cutting operating costs and streamlining operating efficiencies.  In addition, the Company will continue to focus on research and development and add to its product portfolio with products such as 3G mobile handsets.  As demonstrated by the robust year-over-year revenue growth of its intelligent audio and visual products in the third quarter and nine-month period of 2010, and with the contribution of its mobile phone products lines, the Company believes that the integration of its solid technology, design, manufacturing, distribution, product and marketing continues to be well-received by its customers and end users.

The Company intends to sustain its strong growth across all operating segments and remains confident about the growth of the mobile phone and consumer electronics industry. Management further believes that the Company’s integrated strengths should allow it to expand market share within its core market and help to capture opportunities in new markets, enabling sustained strong financial results and greater share value.

Guidance for 2010 business operations
The Company expects 20-30% growth in fiscal 2010 for its traditional audio and visual products compared with fiscal 2009, with gross and net profit margin maintained at approximately 22-25% and 10-12%, respectively. The mobile phone business is a new product line for the Company and is expected to contribute $80-100 million of revenue in 2010 and with gross and net profit margins ranging from approximately 10-18% and 5-9%, respectively. The Company hopes to further enhance its margins by incorporating increased product functionality and enhanced product design into its recently acquired mobile phone manufacturing operations.

Overall, the Company anticipates that it will generate $290-340 million of revenue, with gross and net margins estimated to range between 19-21% and 7-10%, respectively, in 2010.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group is an integrated consumer electronics company that designs, manufactures, markets and sells intelligent audio and video products and mobile phone products in China, Greater Asia, Europe, and North America. The NIVS brand has received “Most Popular Brand” distinction in China’s acoustic industry for three consecutive years, among numerous other awards.  NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company’s intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting (“DVB”) set-top boxes, peripherals and more.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of NIVS IntelliMedia Technology Group, Inc.  and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the likelihood that the Company will be designated as a China Mobile and China Unicom approved suppliers and that such designation will further enhance the overall  performance of its mobile phone business; the continued growth of the mobile phone and consumer electronics industry; the general ability of the Company to achieve its commercial objectives, including the Company’s ability to expand market share within its core market and capture opportunities in new markets, enabling sustained strong financial results and greater share value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to the Company's ability to remediate the significant deficiencies and/or material weaknesses in its internal controls; the Company’s ability to effectively integrate the operations and management of acquisition targets, including Dongri; the Company’s ability to timely deliver products; the Company’s ability to timely develop and market new products; the Company’s ability to continue to borrow and raise additional capital to fund its operations; the Company’s ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to market risk through sales in international markets; the market acceptance of the Company’s products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company’s products; protection of the Company’s intellectual property rights; and changes in the laws of the PRC that affect the Company’s operations. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the discussed above and in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume an obligation to update these forward-looking statements.

Investor Conference Call

The Company’s 2010 third quarter earnings conference call will take place on Friday, Nov ember 5, at 11:00 a.m. Eastern Time and will also be webcast over the internet.

To participate, callers should dial 877-941-2332, callers dialing from China or Hong Kong should dial U.S. 1 -480-629-9692.  Participants should ask for the "NIVS IntelliMedia Conference Call."

A simultaneous webcast will also be available via:

http://w.on24.com/r.htm?e=260473&s=1&k=C33C860774AA377C1103444BA0E404E7

In addition, a replay of the conference call will be archived and available until December 5, 2010 at the following numbers: Domestic callers – 800-406-7325 or 303-590-3030, access code: 4381132.  International callers: U.S. 303- 590 - 3030, access code 4381132.

For more information, please contact:

Company Contact:
Alex Chen
Chief Financial Officer
United States
646-380-2454

Company Contact:
Jason Wong
Vice President Investor Relations
Tel: +86-138 299 16919
Email: jason@nivsgroup.com

Investor Contact:
United States & Canada
BPC Financial Marketing
John Baldissera
Tel: 800-368-1217

NIVS IntelliMedia Technology Group, Inc. and Subsidiaries
Consolidated Balance Sheets
 (In US Dollars)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$23,816,131	$5,916,224
Trade receivables, net	49,988,632	33,228,955
Inventories, net	24,034,231	9,626,048
Prepaid expenses, deposit and other receivables	516,183	8,641,448
VAT refundable	2,082,245	869,202
Restricted cash	2,154,559	4,840,137
Total current assets	102,591,981	63,122,014
Property, equipment and construction in progress, net	81,637,440	58,409,374

Advances to suppliers	17,450,870	16,649,904

Intangible assets, net	14,071,346	2,295,244
Total Assets	$215,751,637	$140,476,536

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$15,970,319	$3,932,115
Accrued liabilities and other payable	1,383,058	1,485,577
Wages payable	1,099,759	801,972
Corporate tax payable	1,642,436	1,372,117
Various taxes payable	27,726	494,678
Customer deposits	234,278	-
Short-term loans	59,297,509	43,987,358
Bank notes payable	10,324,804	7,712,609
Total current liabilities	89,979,889	59,786,426
Total Liabilities	89,979,889	59,786,426

Shareholders' Equity
NIVS IntelliMedia Technology Group, Inc.'s shareholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares
authorized, 0 shares issued and outstanding at September 30, 2010	-	-
and December 31, 2009, respectively
Common stock, $0.0001 par value, 100,000,000 shares
authorized, 47,970,179 and 40,675,347 shares issued and outstanding
at September 30, 2010 and December 31, 2009, respectively	4,797	4,068
Additional paid-in capital	45,848,525	21,717,239
Accumulated other comprehensive income	6,490,313	3,979,941
Statutory reserve fund	5,722,107	5,722,107
Retained earnings (unrestricted)	65,374,454	47,497,211
Total NIVS IntelliMedia Technology Group, Inc. Shareholders' Equity	123,440,196	78,920,566
Noncontrolling interest	2,331,552	1,769,544
Total Shareholders' Equity	125,771,748	80,690,110
Total Liabilities & Shareholders' Equity	$215,751,637	$140,476,536

NIVS IntelliMedia Technology Group, Inc. and Subsidiaries
Consolidated Statements of Income
 (In US Dollars)

	For The Three Months Ended		For The Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Revenues	$84,400,427	$52,384,695	$236,110,408	$122,501,145

Other Revenues	76,004	473,123	198,467	625,572

Cost of Goods Sold	(67,129,754)	(40,956,192)	(189,589,817)	(95,226,516)

Gross Profit	17,346,677	11,901,626	46,719,058	27,900,201

Selling Expenses	2,161,817	2,327,577	5,680,694	5,595,689

General and administrative
Amortization	831,625	24,270	2,460,952	60,063
Depreciation	86,005	83,903	262,044	248,227
Stock-based compensation	1,972,883	-	1,972,883	-
Other general and administrative	1,443,414	1,154,369	4,867,208	3,119,359
Total general and administrative	4,333,927	1,262,542	9,563,087	3,427,649

Research and development	2,702,743	1,122,003	7,621,108	2,457,478

Total operating expenses	9,198,487	4,712,122	22,864,889	11,480,816

Income from operations	8,148,190	7,189,504	23,854,169	16,419,385

Other income (expenses)
Interest expense	(575,962)	(404,081)	(1,406,703)	(1,290,306)
Sundry income (expense), net	121,311	(66,928)	45,708	9,981
Total other income (expenses)	(454,651)	(471,009)	(1,360,995)	(1,280,325)

Income before noncontrolling interest and income taxes	7,693,539	6,718,495	22,493,174	15,139,060

Income taxes	(1,541,039)	(1,033,814)	(4,101,562)	(2,309,683)

Net income	6,152,500	5,684,681	18,391,612	12,829,377

Net income attributable to the noncontrolling interest	(192,552)	(146,805)	(514,369)	(327,549)

Net income attributable to NIVS IntelliMedia Technology Group, Inc.	$5,959,948	$5,537,876	$17,877,243	$12,501,828

Basic earnings per share - net income attributable to NIVS's common shareholders	$0.12	$0.14	$0.40	$0.32

Weighed-average shares outstanding, Basic	47,970,179	40,675,347	44,977,427	39,505,543

Diluted earnings per share - net income attributable to NIVS's common shareholders	$0.12	$0.14	$0.40	$0.31

Weighed-average shares outstanding, Diluted	47,992,149	40,675,347	45,221,644	39,862,552

NIVS IntelliMedia Technology Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In US Dollars)

	For The Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Cash Flows From Operating Activities

Net income	$18,391,612	$12,829,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	5,512,509	4,380,877
Amortization expense	2,460,952	60,063
Stock-based compensation	1,972,883	-
Changes in operating assets and liabilities:
Accounts receivable	(13,390,499)	(9,162,451)
Advances to suppliers	(2,812,412)	727,307
Prepaid expenses and deposits	(343,858)	57,008
Inventories, net	(11,356,209)	(11,160,570)
VAT refundable	(1,195,195)	865,245
Accounts payable, accrued liabilities and customer deposits	5,066,821	1,464,146
Various taxes payable	(477,676)	1,488,556
Wages payable	137,104	(274,542)
Corporate tax payable	242,143	2,187,748
Net cash provided by operating activities	4,208,175	3,462,764

Cash Flows From Investing Activities
Restricted cash	2,784,967	6,101,976
Cash paid for Dongri Acquisition, net of cash and cash equivalents acquired	(7,969,525)	-
Purchases of property, plant and equipment	(17,293,735)	(3,270,839)
Payments made for construction in progress	(3,450,974)	-
Purchases of intangible assets	(94,828)	(55,161)
Net cash used in investing activities	(26,024,095)	2,775,976

Cash Flows From Financing Activities
Borrowing from short term loan	14,359,802	4,515,932
Addition in bank notes payable	-	-
Repayment of bank notes	2,453,822	(10,107,109)
Net proceeds of share issurances	22,159,132	1,212,382
Net cash provided by (used in) financing activities	38,972,756	(4,378,795)
Effect of exchange rate changes on cash	743,071	(35,123)
Net increase (decrease) in cash and cash equivalents	17,899,907	1,824,822

Cash and cash equivalents, beginning of period	5,916,224	461,504

Cash and cash equivalents, end of period	$23,816,131	$2,286,326

Supplemental disclosure information:
Interest expense paid	$1,405,665	$1,290,312
Income taxes paid	$3,928,580	$2,442,340

Non-cash investing and financing activities:
Conversion of Li debt to common stock	$-	$(7,841,726)
Issuance of shares for cashless warrants exercise	$-	$946,640